Contract No.: Year 2008 Liu Zi No.070

Loan Contract for Operating Fund

Borrower (party A): Tianjin Yayi Industrial Company Limited
Address: 9 XingGuang Road, Zhongbei Industrial Park, Xiqing District, Tianjin
Legal representative: Li Liu

Lender (party B): Industrial & Commercial Bank of China, Tianjin Branch, XiQing Sub branch
Address: 77 XinHua Road, Yangliuqing, XiQing District, Tianjin
Legal representative (person in charge): Fan Xiaomin

Catalogue

Clause1. Type of the Loan
Clasue2. Function of the Loan
Clasue3. Amount and Term of the Loan
Clause4. Interest Rate of the Loan and Interest Calculation
Clause5. Loan Repayment Origin and Manner
Clause6. Warranty
Clause7. Rights and Duties of Both Parties
Clause8. Responsibilities of Breaching the Contract
Clause9. Effectiveness, Modification, Termination and Ending of the Contract
Clause10. Settlement of Dispute
Clause11. Other Articles That Both Parties Have Agreed Upon
Clause12. Supplementary Articles

For the need stated in Clause2.1 of the contract, party A needs to request for a loan from party B. Party B agrees to provide party A with the loan. To make both parties’ rights and duties clear, party A and B have made this contract after discussion on the basis of Contract Law, General Rules of Loans and other related laws and regulations.

Clause1. Type of the Loan
1.1 The loan under this contract is (medium-term or short-term) circulating fund loan.

Clause2. Function of the Loan
2.1 The function of the loan under the contract: to purchase raw materials.
2.2 Without party B’s written consent, party A may not change the function of the loan under the contract.

Clause3. Amount and Term of the Loan
3.1 The amount of the loan under the contract is RMB(in Chinese characters) 4,000,000.00 (in Arabic numbers) 4,000,000.00 (if the amount in Chinese characters is different from that in Arabic numbers, take the one in Chinese characters as standard, and the same is true below).
3.2 The term of the loan under this contract is 12 months, from November 14, 2008 till November 11, 2009.
3.3 Party A should take the loan at one time as stated in Clause3.2 of the contract. If there is any special reason, party A may take the loan ___ days before or after the expected date with party B’s written consent. The actual loan taking date and repaying date are subject to the date recorded on the receipt of loan. Loan receipt or loan-taking voucher is a indivisible part of the contract. Apart from date, if there is any item recorded in the loan receipt is different from the contract, the contract should be taken as standard.

Clause4. Interest Rate of the Loan and Interest Calculation
4.1 The loan interest is calculated by day from the date of the actual loan-taking day (daily interest rate = annual interest rate/360), liquidated every month (month/quarter). The liquidating date is the 20th of each month (the 20th of each month/ the 20th of the last month of each quarter). If the 20th is not a working day of the bank, the liquidation will be postponed till the next working day of the bank. When it is the day to liquidate, the interest should be liquidated together with the principle.
4.2 The interest rate of the loan under the contract is stated in Clause4.2.2:
4.2.1 The annual interest rate is a fixed rate of ____%, which will not be adjusted within the term of the contract.
4.2.2 The interest rate of the loan under the contract is 20% higher (higher/lower) than the corresponding level interest rate of the People’s Bank of China. The interest rate will be adjusted by each period, which is one year (one year/ half year/ one quarter/ one month). The date of the first period is subject to the date when the loan contract becomes effective. Then, party B will fix the interest rate of the first period, which is the annual interest rate of 7.992%, on the basis of the standard interest rate of corresponding level of People’s Bank of China in the same period and the floating rate agreed by both parties. For the second the following periods, the interest rate is fixed on the day corresponding to the date when the contract becomes effective. Party B will fix the interest rate on the basis of the standard interest rate of corresponding level of People’s Bank of China in the same period and the floating rate agreed by both parties. If there is no corresponding day with the date when the contract becomes effective, the last day of the month will be regarded as the corresponding day.

If the loan is taken at different times, no matter at how many times the loan is taken within one period, the interest rate will be the fixed interest rate for the same period, and will be adjusted in the next period.

The corresponding day of the date when the loan contract becomes effective, means the date of the day one period after the corresponding day. For example, if the effective date of the contract is May 9 of one year, the corresponding day of the second period is June 9 of the same year when one period is one month; the corresponding day of the second period is August 9 of the same year when one period is one quarter; the corresponding day of the second period is November 9 of the same year when one period is half year; the corresponding day of the second period is May 9 of the next year when one period is one year and so on.
4.2.3 Other manner:___________________________________________________________________________
Party B should notice party A in written form about the change of interest rate, but whether the notice is received or not will not influence the implementation of the change.
4.3 If during the term, the People’s Bank of China has adjusted its interest rate or interest rate fixing method, related regulation of the People’s Bank of China should be taken as standard.

Clause5. Loan Repayment Origin and Manner
5.1 Party A will repay the principle and interest of the loan from but not limited to:
5.1.1 Sales income;
5.1.2 Other income.
5.2 Whatever limit made in any other contract, which involves party A, about the source of repayment will not influence party A’s duty in repaying the loan under this contract. No matter under what circumstances, party A must not quote Clause5.1 to refuse to implement its repaying duty under this contract.
5.3 Party A should pay the interest in full amount timely according to the contract, and repay the principle of the loan according to the Clause5.3.1 of the contract:
5.3.1 The principle should be repaid at one time. Party A should repay all the principle of the loan on November 11, 2009;
5.3.2 The principle should be repaid at different times. The detailed amount and date of repayment is as following:
5.3.2.1 ____ YY ____ MM ____ DD, amount (in Chinese characters) RMB____ (in Arabic numbers) RMB____;
5.3.2.2 ____ YY ____ MM ____ DD, amount (in Chinese characters) RMB____ (in Arabic numbers) RMB____;
5.3.2.3 ____ YY ____ MM ____ DD, amount (in Chinese characters) RMB____ (in Arabic numbers) RMB____;
5.3.2.4 ____ YY ____ MM ____ DD, amount (in Chinese characters) RMB____ (in Arabic numbers) RMB____;
5.3.2.5 ____ YY ____ MM ____ DD, amount (in Chinese characters) RMB____ (in Arabic numbers) RMB____.
(If there are more times, additional pages may be attached)
5.4 Party A should deposit enough money to its account opened at party B’s place to repay the interest or principle in the period before the deadline of interest liquidation or principle repayment, and should authorize party B to transfer the money actively on the agreed date of interest liquidation or principle repayment.

Clause6. Warranty
6.1 The warranty manner of loan under the contract is: guarantee.
6.2 Party A has the obligation to actively assist party B and let party B and the warrantor sign warranting contract with the reference number Year 2008 Bao Zi No.070.
6.3 If there is any change, negative to party B, of the warranty under the contract, after party B’s notice, party A should provide other warrantee, satisfactory to party B, up to party B’s requirement.

Clause7. Rights and Duties of Both Parties
7.1 Rights and duties of party A:
7.1.1 To take and use the loan according to the term and function stated in the contract;
7.1.2 If party A repays the loan before the expected date with party B’s consent, party A should make party B’s loss of its expected revenue and other expenses;
7.1.3 To be responsible for the authentication, accuracy and completeness of the documents submitted in the process of loan inspection;

7.1.4 To accept party B’s inspection, investigation and supervision on the use of the loan under the contract;
7.1.5 To assist actively party B’s investigation, inspection and supervision on party A’s production, operation and financial conditions, and has the duty to provide statements such as income statement and balance sheet;
7.1.6 To repay the principle and interest of the loan under the contract according to the regulation in the contract;
7.1.7 To undertake the related expense under the contract, including but not limited to the expense for notarization, identification, evaluation and registration;
7.1.8 For the reminding documents sent from party B, party A should sign for reception and deliver the return receipt back within 3 days;
7.1.9 Before party A takes contracting, leasing, stock-system modification, co-operating, merger, co-investing, separating, capital reducing, stock right changing, critical asset transfer or other action which will influence the implementation of party B’s rights and interests, party A should inform party B 30 days in advance and get party B’s consent in written form. Otherwise, party A must not take the above mentioned actions before it pays off all the payables to party A;
7.1.10 If party A has changed its location, address, business scope, legal representative or other items registered in Industrial and Commercial Bureau, it should inform party B in written form within 7 days after the change;
7.1.11 If anything including but not limited to serious economic dispute, bankrupting, worsening of financial conditions and so on, which may bring risk to party A’s normal operating or may bring negative influence to party A’s repayment of the loan under this contract, occurs, party A should inform party B at once;
7.1.12 If party A closes down, dissolves, stops business to consolidate, or when party A’s business license is revoked or repealed, it should inform party B within 5 days after the above mentioned things occur, and should promise to pay off the principle and interest of the loan at once.
7.2 Party B’s rights and duties:
7.2.1 Party B has the rights to ask party A to provide all documents related to the loan;
7.2.2 According to the regulation of the contract or regulation of laws, party B may transfer all the principle, interest, compound interest, penalty interest and other payables from party A’s account;
7.2.3 If party A avoids party B’s supervision, delays the repayment of the principle and interest of the loan or takes other action which seriously breaches the contract, party B has the right to implement the credit loan sanctions, to report to related government authority or unit, and to bulletin through news media to push the repayment;
7.2.4 Party B should follow the contract to provide party A with the loan in full amount timely (except for the delay caused by party A);
7.2.5 Party B should keep the information provided by party A about its debt, finance, production and operation confidential, except things regulated in other part of the contract or in laws and regulations.

Clause8. Responsibilities of Breaching the Contract
8.1 After the contract becomes effective, both party A and party B should fulfill their duties regulated in the contract. If either party does not fulfill or does not completely fulfill its duties regulated in the contract, the party should undertake the responsibilities of breach of the contract.
8.2 If party A has not followed the Clause3.3 to proceed and take the loan, party B has the right to charge party A for late fee with the interest rate in the contract by day.
8.3. If party B has not followed the Clause3.3 to proceed and provide the loan, it should pay for late fee with the interest rate in the contract by day.

8.4 Without party B’s written consent, if party A wants to repay the loan under the contract in advance, party B has the right to charge party A for the interest with the term and interest rate stated in the contract.
8.5 If party A fails to repay the principle and interest of the loan under the contract when it is due, party B has the right to set a time limit for party A to pay off. Party B has the right to transfer all the capital in party A’s accounts, from which party B is authorized by party A to transfer money, in Industrial and Commercial Bank of China and its branches to repay party A’s debt under the contract. Meanwhile, 50% (30-50%) more than the interest rate stated in the contract of penalty interest will be charged for the over-due loan, and 50% (30-50%)more than the interest rate stated in the contract of compound interest will be charged for the over-due interest.
If the capital to be transferred is foreign exchange, it should be converted by the foreign exchange buying rate published by party B on the transfer day.
8.6 If party A has not followed the function stated in the contract to use the loan, party B has the right to stop providing the loan and has the right to withdraw part of or even the full amount of the loan or terminate the contract. Meanwhile, party B has the right to charge party A penalty interest for the misused loan by each day that the loan is missed with a interest rate of 100% (50-100%) more than the interest rate stated in the contract, and to charge party A compound interest for the interest payable with a interest rate of 100% (50-100%) more than the interest rate stated in the contract.
8.7 For the interest of the due loan that party A can not pay as scheduled, party B should charge party A for compound interest. For the interest of the over-due loan, party B should charge the compound interest with the interest rate stated in Clause 8.5.
8.8 If party A’s loan is involved in both the cases mentioned in Clause8.5 and 8.6, party B should take the heavier punishment instead of taking both.
8.9 If party A is involved in any of the following cases, it should correct its action and take remedial action, which should make party B satisfied. Otherwise, party B has the right to withdraw part of or even all of the loan; for the part that can not be withdrawn, party B may charge party A for compensation with the interest rate of the loan:
8.9.1 Party A provides party B with the balance sheet, income statement or other financial documents, which are fake or have hidden some important fact;
8.9.2 Party A does not cooperate with or refuse to accept party B to supervise party A’s operating or financial actions related to its use of the loan;
8.9.3 Without party B’s consent, party A transfers or handles or threatens to transfer or handle the important part of its assets;
8.9.4 The important part or all of party A’s property is occupied by other creditors, or is taken over by appointed trustee, receiver or similar personnel, or party A’s property is impounded or is frozen, which may bring serious loss to party B;
8.9.5 Without party B’s consent, party A takes actions such as contracting, leasing, stock-system modification, co-operating, merger, co-investing, separating, capital reducing, stock right changing or transfer, which may bring party B risk in implementing its creditor’s rights;
8.9.6 Party A has changed its location, address, business scope, legal representative or other items registered in Industrial and Commercial Bureau, which may bring serious influence or threat to party B’s creditor’s rights;
8.9.7 Party A is involved in serious economic dispute or party A’s financial condition is worsening, which may bring serious influence or threat to party B’s creditor’s rights; anything else that may bring threat or severe loss to party B’s creditor’s rights under the loan contract.
8.9.8 Anything else that may bring threat or severe loss to party B’s creditor’s rights under the loan contract.

Clause9. Effectiveness, Modification, Termination and Ending of the Contract
9.1 After both party A and B have signed and stamped on it, the contract becomes effective; if there is a warranty, the contract becomes effective when the warranty contract is effective. The contract ends when all the principle, interest, compound interest, penalty interest, compensation and other payables of the loan have been paid off.
9.2 If party A is in any of the following cases, party B has the right to terminate the contract and request party A to pay for the principle and interest of the loan in advance, and compensate the loss;
9.2.1 When party A closes down, dissolves, stops business to consolidate, or when party A’s business license is revoked or repealed;

9.2.2 The warranty under the contract has changed and the change is not good for party B, and party A has not provided other required warranty;
9.2.3 Party A has not repaid the loan, has not used the loan for the function stated in the contract, has not paid the interest or has taken other actions which have severely breached the contract.
9.3 If party A wants to get the loan term extended, it should provide party B with a written request for extension and the warrantor’s written agreement on the extension 30 days before the end of the term of the contract. Only after party B agrees and signs the extension agreement, may the term of the loan under this contract be extended; before both parties have signed the extension agreement, this loan contract remains valid.
9.4 After the contract is effective, neither of party A and B can modify nor terminate the contract by itself, unless it has been stated in the contract already. If the contract needs modifying or terminating, party A and B should discuss with each other and reach into written agreement. Before the written agreement is reached, the contract remains valid.

Clause10. Settlement of Dispute
10.1 If any dispute arises in the process that party A and B implement the contract, both parties should firstly try to settle the dispute through negotiation; if negotiation does not work, the manner mentioned in Clause10.1.2 should be adopted to settle the dispute:
10.1.1 The dispute should be arbitrated by ________;
10.1.2 The dispute should be settled through the local court at party B’s place.

Clause11. Other Articles That Both Parties Have Agreed Upon
11.1 & 11.2 Both party A and B agree that if the Borrower (party A)’s indexes such as profit level, equity-debt ratio, current ratio, receivables turnover rate, inventory turnover rate and net operating cash flow are worsening, or if its stock right structure, operation and external investment have changed severely, which has brought serious negative influence to the security of the loan, the Lender (party B) has the right to declare that the ending date of the loan is advanced, to refuse new request to take money, and to ask the Borrower to repay the already lent part of the loan or the entire loan, or to request the Borrower to provide further legal and valid warranty accepted by the Lender. The Borrower has no objection on the above.
11.3 Party A guarantees that the loan provided by party B will not be put into securities market in any way, and party A will not violate related regulation of China to use the loan as shareholder’s investment. Without party B’s written consent, the Borrower must not use valid operating assets to mortgage, to pledge or to provide external warranty.

Clause12. Supplementary Articles
12.1 Attachments of the contract are an indivisible part of the contract and have the same legal effect as the text.
12.2 In the process of implementing the contract, if some loan-taking or loan-repaying day is not a business day of the bank, it will be extended till the next business day of the bank.
12.3 There should    copies of the contract, with each of party A, B and       holding one of the same legal effect with others.

Party A (company seal):                                                                                                           Party B (company seal):

Legal representative:                                                                                                           Legal representative (or person in charge):
(or authorized agent)                                                                                                           (or authorized agent)

November 13, 2008                                                                                                                     November 13, 2008